Corcept Therapeutics Announces Third Quarter 2015 Results and Provides Corporate Update

MENLO PARK, CA -- (Marketwired - November 05, 2015) - Corcept Therapeutics Incorporated (NASDAQ: CORT)

  GAAP net loss in the third quarter narrows to $0.6 million, from $6.0 million in the third quarter of 2014
  Non-GAAP net income in the third quarter increases to $1.6 million, compared to a non-GAAP net loss of $3.9 million in the third quarter of 2014
  Third quarter revenue grows to $13.3 million, compared to $7.3 million in the third quarter of 2014, an 82 percent increase; the company reiterates its 2015 revenue guidance of $49 - $53 million
  Preliminary efficacy results of the company's Phase 1/2 trial of Korlym® to treat triple-negative breast cancer will be presented at the San Antonio Breast Cancer Symposium on December 10, 2015
  Phase 2 trials of next-generation selective cortisol modulator CORT125134, in Cushing's syndrome and an oncology indication, planned to begin in the first quarter of 2016

Corcept Therapeutics Incorporated (NASDAQ: CORT), a pharmaceutical company engaged in the discovery, development and commercialization of drugs that treat severe metabolic, oncologic and psychiatric disorders by modulating the effects of cortisol, today reported its financial results for the quarter ended September 30, 2015 and provided a corporate update.

Corcept recorded net revenue of $13.3 million in the third quarter of 2015, compared to $7.3 million for the same period in 2014, an increase of 82 percent. The company reiterated its 2015 revenue guidance of $49 - $53 million.

Corcept reported a net loss on a GAAP basis of $0.6 million for the third quarter of 2015, compared to a GAAP net loss of $6.0 million for the same period in 2014. Excluding non-cash expenses, Corcept generated non-GAAP net income in the third quarter of $1.6 million, compared to a non-GAAP net loss of $3.9 million in the third quarter of 2014. A reconciliation of GAAP to non-GAAP net operating results is set forth below.

At September 30, 2015, Corcept held cash and cash equivalents of $36.5 million, compared to $37.0 million at the end of the prior quarter. This change in cash reflects the repayment of $1.8 million in principal due under the company's capped royalty financing agreement (Royalty Financing). The company entered into the Royalty Financing in 2012 to fund the commercialization of Korlym® and expects to make its final payment in 2017.

Based on its current plans, the company expects to reach cash flow breakeven, including payments of principal due under the Royalty Financing, without needing to raise additional funds.

"Our Cushing's syndrome franchise continues to grow as more physicians appreciate that using Korlym to modulate the effect of excess cortisol can greatly improve their patients' health," said Joseph K. Belanoff, M.D., Corcept's Chief Executive Officer. "As we have said before, our efficient cost structure and the revenue growth in our Cushing's syndrome business allows us to build our clinical infrastructure, further develop Korlym and advance our next-generation compounds."

Korlym for the Treatment of Triple-Negative Breast Cancer (TNBC)

In December 2015, at the San Antonio Breast Cancer Symposium, Corcept will present preliminary efficacy results of its Phase 1/2 open-label trial of Korlym in combination with eribulin (Halaven®) to treat patients with metastatic TNBC.

CORT125134 Phase 2 Trials

CORT125134 is the lead compound in Corcept's portfolio of proprietary next-generation cortisol modulators. It was well-tolerated in its Phase 1 trial and showed that it shares Korlym's ability to potently modulate activity at the glucocorticoid receptor (GR), the essential quality in treating Cushing's syndrome. In addition, when administered with a chemotherapeutic agent, CORT125134 slows tumor growth significantly in mouse models of TNBC and castration-resistant prostate cancer. In vitro, it similarly slows the growth of ovarian cancer tumor cells; in vivo testing in mouse models of ovarian cancer is in progress.

In the first quarter of 2016, the company plans to begin two Phase 2 clinical trials with CORT125134. One trial will be for the treatment of patients with Cushing's syndrome. The other will administer CORT125134 with a companion chemotherapeutic or hormonal agent to treat patients with a solid tumor cancer.

"It's an exciting time to join Corcept," said Robert S. Fishman, M.D., Corcept's Chief Medical Officer. "We are exploring extending Korlym's label to cover oncologic indications, our lead next-generation cortisol modulator, CORT125134, is about to enter multiple Phase 2 trials and we're advancing additional selective cortisol modulating compounds toward the clinic."

Financial Discussion

Corcept recorded a GAAP net loss of $0.6 million in the third quarter of 2015, compared to $6.0 million in the third quarter of 2014, including non-cash stock-based compensation and accreted interest expense generated from the Royalty Financing of $2.2 million and $2.1 million in the third quarter of 2015 and 2014, respectively. Excluding these non-cash items, Corcept generated net income on a non-GAAP basis of $1.6 million in the third quarter of 2015, compared to a non-GAAP net loss of $3.9 million in the third quarter of 2014.

Operating expenses for the third quarter were $13.2 million, compared to $12.4 million for the third quarter of 2014. The increase was primarily due to increased staffing costs and additional spending on the Phase 1/2 trial of Korlym for the treatment of TNBC and the development of next-generation cortisol modulators.

In the third quarter of 2015, Corcept made a payment of $2.5 million under the Royalty Financing, of which $0.7 million represented accreted interest and $1.8 million reduced outstanding principal. In the same period of 2014, Corcept paid $1.3 million, of which $0.9 million represented accreted interest and $0.4 million reduced outstanding principal. Corcept expects to make its final payment under the Royalty Financing in 2017.

Corcept's cash balance at September 30, 2015 was $36.5 million, compared to $37.0 million at June 30, 2015 and $24.2 million at December 31, 2014.

Conference Call

Corcept will hold a conference call on November 5, 2015, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time), to discuss this announcement. To participate, dial 1-888-771-4371 in the United States or 1-847-585-4405 internationally approximately ten minutes before the start of the call. The passcode is 41022099. A replay will be available through November 19, 2015 at 1-888-843-7419 in the United States and 1-630-652-3042 internationally. The passcode will be 41022099.

About Korlym

Korlym modulates the effects of excess cortisol in patients with Cushing's syndrome. Since 2012, Corcept has marketed Korlym as a once-daily oral treatment of hyperglycemia secondary to endogenous Cushing's syndrome in adult patients with glucose intolerance or diabetes mellitus type 2 who have failed surgery or are not candidates for surgery. Korlym was the first FDA-approved treatment for that illness, and the FDA has designated Korlym as an Orphan Drug for that indication.

About Cushing's Syndrome

Endogenous Cushing's syndrome is caused by prolonged exposure of the body's tissues to high levels of the hormone cortisol and is generated by tumors that produce cortisol or ACTH. Cushing's syndrome is an orphan indication that most commonly affects adults aged 20-50. An estimated 10-15 of every one million people are newly diagnosed with this syndrome each year, resulting in over 3,000 new patients annually in the United States. An estimated 20,000 patients in the United States have Cushing's syndrome, half of whom are cured by surgery. Symptoms vary, but most people have one or more of the following manifestations: high blood sugar, diabetes, high blood pressure, upper body obesity, rounded face, increased fat around the neck, thinning arms and legs, severe fatigue and weak muscles. Irritability, anxiety, cognitive disturbances and depression are also common. Cushing's syndrome can affect every organ system in the body and can be lethal if not treated effectively.

About Triple-Negative Breast Cancer

Triple-negative breast cancer is a form of the disease in which the three receptors that fuel most breast cancer growth -- estrogen, progesterone and HER-2 -- are not present. Because the tumor cells lack these receptors, treatments that target estrogen, progesterone and HER-2 are ineffective. Approximately 40,000 women are diagnosed with triple-negative breast cancer each year. It is estimated that more than 75 percent of these women's tumor cells express GR. There is no FDA-approved treatment and neither a targeted treatment nor an approved standard chemotherapy regimen for relapsed triple-negative breast cancer patients exists.

About CORT125134

CORT125134 is one of Corcept's next-generation selective cortisol modulators. It is a potent, competitive modulator of GR, but does not have affinity for the progesterone, estrogen, androgen or mineralocorticoid receptors. The company has completed a Phase 1 study of the safety and tolerability of CORT125134 and plans to begin Phase 2 trials of the compound as a treatment for Cushing's syndrome and an oncology indication early in 2016.

About Corcept Therapeutics Incorporated

Corcept discovers, develops and commercializes drugs that treat severe metabolic, oncologic and psychiatric disorders by modulating the effects of cortisol. Korlym is the company's first FDA-approved medication. The company is conducting a Phase 1/2 trial of Korlym for the treatment of triple-negative breast cancer and is planning Phase 2 trials of CORT125134, one of its next-generation selective cortisol modulators, for the treatment of Cushing's syndrome and an oncology indication. The company has developed a proprietary portfolio of other compounds that modulate the effects of cortisol, but not progesterone. It holds composition of matter patents on these molecules. Corcept also owns or has exclusively licensed extensive intellectual property covering the use of cortisol modulators, including Korlym, in the treatment of a wide variety of serious disorders.

Non-GAAP Measures of Net Income / (Loss)

To supplement Corcept's financial results presented on a GAAP basis, the company uses non-GAAP measures of net income and net loss that exclude non-cash expenses related to stock-based compensation expense and the accretion of interest expense under the Royalty Financing. The company believes that these non-GAAP measures help investors better evaluate the company's past financial performance and potential future results. Non-GAAP measures should not be considered in isolation or as a substitute for comparable GAAP accounting and investors should read them in conjunction with the company's financial statements prepared in accordance with GAAP. The non-GAAP measures of net income / (loss) the company uses may be different from, and not directly comparable to, similarly titled measures used by other companies.

Forward-Looking Statements

Statements made in this press release, other than statements of historical fact, are forward-looking statements that are subject to known and unknown risks and uncertainties that might cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements include statements regarding anticipated revenues and scheduled debt payments for 2015 and beyond, the company's expectation to reach cash flow breakeven, growth of the company's Cushing syndrome franchise, the timing of clinical trials and clinical trial results and the company's presentation of preliminary efficacy results at the San Antonio Breast Cancer Symposium, the pace of Korlym's acceptance by physicians and patients, the pace of enrollment in or the outcome of the company's clinical trials and the advancement of its next-generation selective cortisol modulators, the effects of rapid technological change and competition, the protections afforded by Korlym's Orphan Drug designation or by Corcept's other intellectual property rights, and the cost, pace and success of Corcept's other product development efforts. These and other risks are set forth in the company's SEC filings, which are available at the company's website (www.corcept.com) or from the SEC's website (www.sec.gov). Corcept disclaims any intention or duty to update any forward-looking statement made in this press release.

Halaven® is a registered trademark used by Eisai Inc. under license from Eisai R&D Management Co., Ltd.

                     CORCEPT THERAPEUTICS INCORPORATED
                          CONDENSED BALANCE SHEETS
                               (in thousands)

                                               September 30,  December 31,
                                                   2015           2014
                                              -------------- --------------
                                                (Unaudited)      (Note)

ASSETS:
  Cash and cash equivalents                   $       36,450 $       24,248
  Trade receivables                                    5,945          3,334
  Inventory                                            4,594          5,297
  Other assets                                         1,388          1,751
                                              -------------- --------------
    Total assets                              $       48,377 $       34,630
                                              ============== ==============

LIABILITIES AND STOCKHOLDERS' EQUITY:
  Accounts payable                            $        1,740 $        1,886
  Capped royalty financing obligation                 29,640         33,887
  Other liabilities                                    3,520          2,245
  Stockholders' equity (deficit)                      13,477         (3,388)
                                              -------------- --------------
    Total liabilities and stockholders'
     equity                                   $       48,377 $       34,630
                                              ============== ==============

       Note: Derived from audited financial statements at that date.

                     CORCEPT THERAPEUTICS INCORPORATED
           CONDENSED STATEMENTS OF COMPREHENSIVE INCOME / (LOSS)
                  (in thousands, except per share amounts)

                                (Unaudited)

                                  Three Months Ended     Nine Months Ended
                                     September 30,         September 30,
                                 --------------------  --------------------

                                    2015       2014       2015       2014
                                 ---------  ---------  ---------  ---------

Revenues:
  Product sales, net             $  13,261  $   7,282  $  35,319  $  17,537

Operating expenses:
  Cost of sales                        256        235        997        624
  Research and development           3,612      3,047     11,330     14,583
  Selling, general and
   administrative                    9,291      9,103     28,086     26,872
                                 ---------  ---------  ---------  ---------
    Total operating expenses        13,159     12,385     40,413     42,079
                                 ---------  ---------  ---------  ---------
Income / (Loss) from operations        102     (5,103)    (5,094)   (24,542)

Interest and other expense            (703)      (903)    (2,273)    (2,946)
                                 ---------  ---------  ---------  ---------
  Net income / (loss) and
   comprehensive loss            $    (601) $  (6,006) $  (7,367) $ (27,488)
                                 =========  =========  =========  =========

Basic and diluted net income /
 (loss) per share                $   (0.01) $   (0.06) $   (0.07) $   (0.27)
                                 =========  =========  =========  =========

Shares used in computing basic
 and diluted net income / (loss)
 per share                         108,461    101,134    106,104    100,880
                                 =========  =========  =========  =========

                     CORCEPT THERAPEUTICS INCORPORATED
           RECONCILIATION OF GAAP TO NON-GAAP NET INCOME / (LOSS)
                  (in thousands, except per share amounts)

                                (Unaudited)

                                  Three Months Ended     Nine Months Ended
                                     September 30,         September 30,
                                 --------------------  --------------------

                                    2015       2014       2015       2014
                                 ---------  ---------  ---------  ---------

GAAP net income / (loss)         $    (601) $  (6,006) $  (7,367) $ (27,488)

Non-cash expenses:
  Stock-based compensation
    Research and development           196        183        579        514
    Selling, general and
     administrative                  1,346      1,027      3,941      3,300
                                 ---------  ---------  ---------  ---------
      Total stock-based
       compensation                  1,542      1,210      4,520      3,814
                                 ---------  ---------  ---------  ---------
  Accretion of interest expense
   related to Capped royalty
   financing obligation                698        895      2,196      2,874
                                 ---------  ---------  ---------  ---------
    Non-GAAP net income / (loss) $   1,639  $  (3,901) $    (651) $ (20,800)
                                 =========  =========  =========  =========

GAAP basic and diluted net
 income / (loss) per share       $   (0.01) $   (0.06) $   (0.07) $   (0.27)
                                 =========  =========  =========  =========

Non-GAAP basic and diluted net
 income / (loss) per share
 excluding non-cash expenses     $    0.02  $   (0.04) $   (0.01) $   (0.21)
                                 =========  =========  =========  =========

Shares used in computing basic
 and diluted net income / (loss)
 per share                         108,461    101,134    106,104    100,880
                                 =========  =========  =========  =========

CONTACT:
Charles Robb
Chief Financial Officer
Corcept Therapeutics
650-688-8783
crobb@corcept.com
www.corcept.com